# Optical Cable Corporation

(Nasdaq GM: OCC)

## Annual Meeting of Shareholders

March 26, 2024
Neil Wilkin, CEO

***OCC. CONNECTIONS YOU CAN COUNT ON.®***

Founded in 1983, OCC® is a leading technology innovator and manufacturer of diverse suites of fiber optic and copper data communication cabling and connectivity products and solutions for the enterprise market and a variety of specialty and harsh environment markets.

OCC has built and maintained strong market positions by designing and manufacturing products and solutions that meet the most demanding needs of customers and users with exceptional performance and reliability, and outstanding customer service.



# FORWARD LOOKING INFORMATION

This presentation may contain "forward-looking statements" that involve risks and uncertainties. These statements reflect management's current expectations about possible future events and performance. Such forward-looking information is subject to known and unknown variables, uncertainties, contingencies and risks that may cause actual events or results to differ materially from management's expectations. Known and unknown variables, uncertainties, contingencies and risks (collectively, "factors") may also adversely affect Optical Cable Corporation and its subsidiaries (collectively, "OCC"), OCC's future results of operations, OCC's future financial condition, and/or the future equity value of OCC.

These factors include, but are not limited to, those factors set forth in detail in the "forward-looking information" of our most recent annual report on Form 10-K and quarterly reports on Form 10-Q and in our other SEC reports—all such factors are incorporated herein by reference. These factors may be revised or supplemented in future reports filed with the SEC.

# AGENDA

I. Strong Positioning and Execution Given Industry Conditions—Fiscal Year 2023

II. Our Core Strengths Create Opportunities

III. Looking Forward to Fiscal Year 2024

IV. Q&A

# Strong Positioning and Execution Given Industry Conditions— Fiscal Year 2023

# Strong Positioning and Execution

- Net sales **increased 4.5% to $72.2 million in FY 2023**, following net sales growth of 16.8% in FY 2022.
- Net sales increased 19.8% during the first half of FY 2023, and decreased 8.5% during the second half of FY 2023.
- OCC benefits from market diversification and breadth of product offerings.

# Strong Positioning and Execution

- Second half of FY 2023 – increasing weakness in our industry generally and in certain targeted markets.

- Sales order backlog/forward load returned to more typical levels by end of FY 2023.

# Consolidated Net Sales by Quarter FY 2020 through Q1 2024 (in thousands $)



$20,000
$18,000
$16,000
$14,000
$12,000
$10,000
Q1
Q2
Q3
Q4
FY 2020
FY 2021
FY 2022
FY 2023
FY 2024

# Gross Profit and Strong Operating Leverage

- ❑ Gross Profit Grew 8.7% to $22.3 million in FY 2023.
- ❑ Gross Profit Margin increased to 30.9% during fiscal year 2023.
  - Gross Profit Margin was 35.1% during the first half of 2023, compared to the same period in prior year.
- ❑ OCC Benefits from Strong Operating Leverage with gross profit margins increasing with increased net sales.

# Controlling SG&A Expenses

- SG&A Expenses as percentage of Net Sales were 29.4% in Fiscal Year 2023 compared to 28.9% during fiscal year 2022.
- Fixed SG&A Expenses substantial – including public company costs.
- OCC Benefits from Strong Operating Leverage with SG&A Expenses (percentage of net sales decreases as net sales increase).

# OCC SG&A Expenses
# FY 2020 – FY 2023
# Dollars (in 000s) and % of Net Sales



$28,000
$26,000
$24,000
$22,000
$20,000
$18,000
$16,000
34.0%
32.0%
30.0%
28.0%
26.0%
24.0%
22.0%
20.0%
FY2020
FY2021
FY2022
FY2023
SG&A Totals
% of Net Sales

# Income from Operations

- Net income from operations increased 110% to $993,000 during FY 2023, compared to $473,000 during FY 2022.

# OUR CORE STRENGTHS CREATE OPPORTUNITIES

# OCC CORE STRENGTHS – Market Position

- ❑ Enviable market positions.
- ❑ Brand recognition.
- ❑ Strong relationships with customers, decision makers and end-users across a broad range of targeted markets.

# OCC CORE STRENGTHS – Product Offerings

- ❑ Extensive range of fiber optic and copper cabling and connectivity products and solutions.
- ❑ Enables OCC to deliver products and solutions that meet our customers' unique needs and that are well suited for the applications in our targeted markets.

# EXTENSIVE FIBER OPTIC AND COPPER CABLING AND CONNECTIVITY OFFERINGS


FIBER
FIBER TO THE ANTENNA
CONNECTIVITY
ENCLOSURES
ASSEMBLIES

# TOP-TIER FIBER OPTIC CABLING OFFERINGS


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4.
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- Products to suit a broad range of applications.
- Hybrid Fiber Optic and Copper Cables for various specialty applications—including wireless carrier and security applications.

# OCC CORE STRENGTHS – Global Presence

- ❑ Broad and diverse geographic footprint.
- ❑ OCC sells into approximately 50 countries every year.

# OCC **CORE STRENGTHS – Expertise**

- Extensive industry experience and expertise.
- OCC's engineering, sales and business development teams are well-respected for their product and application experience and expertise that enables OCC to create its portfolio of innovative, high-performance products and associated intellectual property.
- Significant production capacity of our facilities supported by knowledgeable and experienced manufacturing, quality and engineering teams.

# OUR CORE STRENGTHS


OPTICAL CABLE CORPORATION
QUALITY POLICY
GREATNESS OCCURS BECAUSE:
» OUR PASSION IS INNOVATIVE CABLING & CONNECTIVITY SOLUTIONS.
» CUSTOMERS CAN COUNT ON US.
» CONTINUOUS IMPROVEMENT IS OUR GOAL.
GO OCC!
OCC
Connections You Can Count On.

# Looking Forward to Fiscal Year 2024

# Looking Forward to Fiscal Year 2024

- ❑ Net sales in Q1 2024 negatively impacted by various macroeconomic pressures, risks and uncertainties in our industry.
- ❑ The net sales decrease in Q1 2024 was primarily in our enterprise and wireless carrier markets.
- ❑ We believe this is consistent with weakness being experienced in our industry generally and in certain of our target markets.
- ❑ This weakness impacted Q1 2024 results, including: net sales, gross profit, and income from operations.

# Looking Forward to Fiscal Year 2024

- While certain of our markets continue to show signs of softness (including our enterprise and wireless carrier markets), we believe there are positive indicators in certain of our markets.
- Overall, we expect our net sales to begin to improve in FY 2024, but we are uncertain as to the timing of any such improvement.

# Looking Forward to Fiscal Year 2024

- ❑ While production volume decreased in Q1 2024, OCC did not implement reductions in production personnel like others in our industry.
- ❑ Our planned restraint is consistent with our view for the remainder of fiscal year 2024.

# LOOKING FORWARD

- Continued focus on executing our strategy to meet demand and capture additional growth opportunities.
- Monitor changing macroeconomic, industry and targeted market trends and be prepared to make appropriate business adjustments as necessary.
- Position OCC to capture growth opportunities, and execute on opportunities to operate more efficiently, with a focus on long-term value for shareholders.

# QUESTIONS & ANSWERS

Connections You Can Count On.™

# THANK YOU!